Sub-Item 77Q(1) - Additional Exhibits

Sub-Item 77Q(1)(a) - Copies of any material amendments to the registrant's charter or by-laws:

An Articles of Amendment to the Articles of Restatement is incorporated herein by reference to Exhibit (a)(ii) of Post-
Effective Amendment No. 54 to Registrant's Registration
Statement filed on February 27, 2014 (Accession No. 0000930413-
14-000963).


Sub-Item 77Q(1)(e) - Copies of any new or amended registrant investment advisory agreements:

At a meeting held on February 12-13, 2014, the Board of Directors of the Registrant approved a Fee Waiver Commitment Letter of Bessemer Investment Management LLC and Bessemer Trust Company, N.A. dated February 13, 2014 with respect to the Old Westbury Large Cap Core Fund, Old Westbury Large Cap Strategies Fund, Old Westbury Small & Mid Cap Fund, Old Westbury Strategic Opportunities Fund, Old Westbury Fixed Income Fund, Old Westbury Municipal Bond Fund and Old Westbury Real Return Fund. The Fee Waiver Commitment Letter is incorporated herein by reference to Exhibit (d)(xvi) of Post-Effective Amendment No. 54 to Registrant's Registration Statement filed on February 27, 2014 (Accession No. 0000930413-14-000963).